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                                                                  EXHIBIT (q)(l)

                                     PROXY

                                   VAN KAMPEN

                        SPECIAL MEETING OF SHAREHOLDERS

               PROXY SOLICITED ON BEHALF OF THE BOARD OF THE FUND

     The undersigned holder of shares of common stock, par value $0.01 per share (the "Shares"), of the VAN KAMPEN HIGH YIELD & TOTAL RETURN FUND (the "HIGH YIELD & TOTAL RETURN FUND") hereby appoints A. Thomas Smith III and Stephen L. Boyd, and each of them, with full power of substitution and revocation, as proxies to represent the undersigned at the Special Meeting of Shareholders to be held at the offices of Van Kampen Investments Inc.,
1 Parkview Plaza, Oakbrook Terrace, Illinois 60181-5555, on          , 2000, at
4:00 p.m., and any and all adjournments thereof (the "Special Meeting"), and thereat to vote all Shares which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, in accordance with the following instructions.

     If more than one of the proxies, or their substitutes, are present at the Special Meeting or any adjournment thereof, they jointly (or, if only one is present and voting then that one) shall have authority and may exercise all powers granted hereby. This Proxy, when properly executed, will be voted in accordance with the instructions marked hereon by the undersigned. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL DESCRIBED HEREIN AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

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
     Account No.        No. of Shares        Class of Shares      Proxy No.

1.   FOR        AGAINST       ABSTAIN
     ===        =======       =======    The proposal to approve the Agreement and Plan of Reorganization pursuant to which the
                                         Van Kampen High Yield & Total Return Fund would (i) transfer all of its assets to the
                                         Van Kampen High Income Corporate Bond Fund in exchange solely for Class A, Class B and
                                         Class C shares of beneficial interest of the Van Kampen High Income Corporate Bond Fund and
                                         Van Kampen High Income Corporate Bond Fund's assumption of the liabilities of the Van
                                         Kampen High Yield & Total Return Fund (ii) distribute such shares of the Van Kampen High
                                         Income Corporate Bond Fund to the holders of shares of the Van Kampen High Yield & Total
                                         Return Fund and (iii) be dissolved, all as more fully described in the Prospectus/Proxy statement.
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     The undersigned hereby acknowledges receipt of the accompanying Notice of
Special Meeting and Prospectus/Proxy Statement for the Special Meeting to be
held       , 2000 at 4:00 p.m.

     Please sign this Proxy exactly as your name or names appear on the books of the Van Kampen High Yield & Total Return Fund. When signing as attorney, trustee, executor, administrator, custodian, guardian or corporate officer, please give full title. If shares are held jointly, each holder should sign.

------------------------------------          ------------------------------------
Shareholder signature                         2000
                                              Date

------------------------------------          ------------------------------------
Co-owner signature (if applicable)            2000
                                              Date
